Exhibit 99.3

August 2, 2018

Consent of Performance Trust Capital Partners, LLC

Performance Trust Capital Partners, LLC hereby consents to the inclusion of our opinion letter to the board of directors of Post Oak Bancshares, Inc. as an Annex to, and the references to our firm and such opinion in, the proxy statement/prospectus that is part of Amendment No. 1 to the Registration Statement on Form S-4 (the “Registration Statement”) of Allegiance Bancshares, Inc., as filed with the Securities and Exchange Commission, and to references of our firm and such opinion in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the SEC thereunder the “Regulations”), nor do we admit that we are experts with respect to any part of such proxy statement/prospectus within the meaning of the term “experts” as used in the Act or the Regulations.

Regards,

/s/ Performance Trust Capital Partners, LLC

PERFORMANCE TRUST CAPITAL PARTNERS, LLC